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                                                                  EXHIBIT 99(C)

                                [FORM OF PROXY]

P R O X Y

                             PENEDERM INCORPORATED
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD OCTOBER 2, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of PENEDERM INCORPORATED, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated August 31, 1998, and hereby appoints Lloyd H. Malchow and Michael A. Bates, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Penederm Incorporated to be held at the Westin Hotel--San Francisco Airport, at 9:30 a.m., local time on October 2, 1998, and at all adjournments or postponements thereof, and to vote shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
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                                                        [X] Please mark votes
                                                           as in this example

                THE BOARD OF DIRECTORS RECOMMENDED A VOTE "FOR"
                            THE FOLLOWING PROPOSAL:

PROPOSAL:
        To approve and adopt the Agreement and Plan of Merger, dated June 24, 1998, by and among Penederm Incorporated ("Penederm"), Mylan Laboratories Inc. ("Mylan") and MLI Acquisition Corp. and the transactions contemplated thereby.

                      For          Against        Abstain
                      [_]           [_]             [_]

OTHER BUSINESS:
        In their discretion, the proxy holders are hereby authorized to vote on such other business as may properly come before the Special Meeting, including, among other things, a motion to adjourn the Special Meeting to another time and/or place for, among other things, the purpose of soliciting additional proxies.

              [_]  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

            Note: Please sign exactly as your name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign.
            Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus dated August 31, 1998.

Signature(s)                                               Date
     --------------------------------------------------        -------
NOTE: Please mark, sign, and date and return the proxy card promptly using the enclosed envelope.